SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 24, 2011

FUEL DOCTOR HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-161052	26-2274999
(State or other jurisdiction	(Commission File number)	(IRS Employer
of incorporation or organization)		Identification No.)

23961 Craftsman Road L

Calabasas, California  91302

(Address of principal executive offices)

818-224-5678

(Registrant’s Telephone Number, Including Area Code)

SILVERHILL MANAGEMENT SERVICES, INC.

(Former Name or Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 2 to our Current Report on Form 8-K (the “Amendment”) as originally filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2011 (the “Original Filing”) as amended on November 14, 2011 (the “First Amendment”) to amend and restate the filing in its entirety and to, among other things, (i) revise and expand the description of the business of Fuel Doctor, LLC. (ii) revise and expand the description of the officers and directors of the Registrant, (iii) revise and expand the description of the executive compensation payable to the officers and directors of Fuel Doctor LLC (iv) update the management discussion and analysis with updated financial information for the fiscal years ended December 31, 2010 and 2009 and (v) attach exhibits 10.5 through 10.13. Except as described above, no other information in the Original Filing and the First Amendment has been updated and this Amendment continues to speak as of the date of the Original Filing and the First Amendment. Other events occurring after the filing of the Original Filing, the First Amendment or other disclosure necessary to reflect subsequent events will be addressed in other reports filed with or furnished to the SEC subsequent to the date of the filing of the Original Filing and the First Amendment.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01 of this Current Report on Form 8-K

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Agreement and Plan of Reorganization

On August 24, 2011 the Registrant entered into an Agreement and Plan of Reorganization (the “Plan”) by and among the Registrant, Fuel Doctor, LLC, a California limited liability company (“FDLLC”), Emily Lussier, the Registrant’s controlling shareholder, and a certain member of FDLLC. Pursuant to the terms of the Plan, 100% of the issued and outstanding membership interests of FDLLC were exchanged for 9,367,500 post-split shares of the Registrant’s common stock, representing approximately 75% of our outstanding shares following the consummation of the transactions contemplated by the Plan.  Pursuant to the Plan, Emily Lussier surrendered 3,485,000 shares, representing her controlling interest in the Registrant, leaving 727,000 shares outstanding prior to the issuance of shares to members of FDLLC and a 4.3 for one stock split to be affected promptly after closing, to the Registrant and resigned as an officer and director.  A closing under the Plan was held on August 31, 2011.  As a result of the closing under the Plan, the Registrant is now the owner of substantially all of the outstanding membership interests of FDLLC and its business is now the business of FDLLC and the management of FDLLC are now our management.

All descriptions of the Plan contained herein and all references to the terms, provisions and conditions of the Plan are qualified in their entirety by reference to the Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference for all purposes hereof.

The consideration for the acquisition was determined in arms-length negotiations between the parties to the Plan.  The factors addressed by the Registrant in negotiating the consideration included FDLLC's past and present operations and software development, revenues and earnings; FDLLC's future prospects for software development, revenues and earnings; current and prospective future assets; an assessment of FDLLC's management; and anticipated expansion opportunities.

Prior to the consummation of the Plan, there were no material relationships between FDLLC and any of its affiliates, and the Registrant and any of its affiliates.

The following is a description of the business conducted by FDLLC, which the Registrant acquired pursuant to the Plan.  The following description includes forward-looking statements. The Registrant has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of software business that the Registrant will now undertake.  The forward-looking statements are generally accompanied by words such as "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. One should not place undue reliance on these forward-looking statements, which apply only as of the date of this Report.  The Registrant's actual results could differ materially from those stated or implied by our forward-looking statements due to risks and uncertainties associated with the Registrant's business.  The Registrant is under no duty to update any of the forward-looking statements contained in this Report after the date hereof to conform such statements to actual results.

DESCRIPTION OF OUR BUSINESS

General

Fuel Doctor, LLC (the “Company”) is a California limited liability company that commenced its business in June 2009. The Company is the exclusive distributor for the United States and Canada of a fuel efficiency booster (the FD-47), which plugs into the lighter socket/power port of a vehicle and increases the vehicle's miles per gallon through the power conditioning of the vehicle's electrical systems.  The Company has also developed, and plans on continuing to develop, certain related products.  For the fiscal year ending December 31, 2010 the Company had Net Income of ($2,485,136) and a burn rate of approximately $207,000 per month.  For the interim period ending June 30, 2011 the Company had Net Income of ($1,153,247) and a burn rate of approximately $192,200 per month.  From Inception (May 5, 2009) through the fiscal year ending June 30, 2011 the Company had Net Income of ($4,113,646) and a burn rate of approximately $158,000 per month. As of June 30, 2011, the Company had approximately 30 days of capital available given its current burn rate.

Products

Background on The Company’s Primary Product

As a motor vehicle matures, the power systems tend to generate and experience more electrical noise or interference or (in other words) electrical “noise.”  This electrical noise is a disturbance that affects an electrical circuit due to either electromagnetic conduction or electromagnetic radiation emitted from an external source.  The main contributors to this electrical noise in motor vehicles include fan motors, air conditioners, audio devices, lighting, weak grounds, and dirty/loose contacts.  This electrical noise can have many detrimental effects on a vehicle’s systems, and may interrupt, obstruct, or otherwise degrade or limit the effective performance and efficiency of an electrical circuit.  In a more extreme variation, electromagnetic interference is used for military applications, such as radio jamming.

In recent years, automakers have moved to electronic engine controls (including throttles) and away from mechanical controls in an effort to meet tighter federal fuel and emissions regulations.  These electronic controls allow far more precise control of the engine operation and fuel use.  However, experts believe electrical signals from other onboard electronic components can impair the performance of the electronic engine controls.  Car manufacturers have for some time been incorporating technology for the filtering of the power systems throughout their vehicle.  However with time, tolerances change, noise levels increase, and connections weaken or loosen from vibrations.  As a result, the negative effects of electrical noise increase over time.  The Company believes that the result of this is a decline in fuel efficiency as a motor vehicle gets older.

Features of The Company’s Primary Product

The technology used by the FD-47 increases a vehicle’s miles per gallon (MPG) through power conditioning of the vehicle’s electrical systems.  Its technology is covered by pending patent application No. 12/426,294 to the United States Patent and Trademarks Office (Local patent) and application Number PCT/IL2009/001156 to the Patent Cooperation Treaty (PCT) (International Patent).  A to Z innovations, a company incorporated under the law of Hong Kong, owns this technology.  The Company is a 5% shareholder in A to Z innovations.

The FD-47 simply plugs into the lighter socket/power port and the power conditioning qualities of the FD-47 help reduce and remove electrical noise and restore a vehicle’s efficiency.  The FD-47 is designed for the automotive marketplace of vehicles that are 24 months and older.  The FD-47 increases a vehicle’s miles per gallon (MPG) through power conditioning of the vehicle’s electrical systems.  Conditioned and clean power allows the vehicle’s engine control unit (ECU) (also known as power-train control module [PCM], or engine control module [ECM]), fuel injection and engine timing equipment to operate more efficiently.  The FD-47 helps to condition the power back to where it was when the vehicle was brand new.

Another benefit of the technology incorporated into the FD-47 is the positive environmental effects.  When a vehicle’s engine runs more efficiently, it will require less fuel, produce more power and have reduced exhaust emissions (namely, carbon dioxide or CO2). The carbon from the gasoline mixes with oxygen from the air.  Gasoline consists mostly of hydrocarbons, i.e. chains of carbon encircled by atoms of hydrogen.  When the hydrocarbons burn; they break apart and recombine with air. This reaction produces heat, as well as two chemical byproducts: water and carbon dioxide. Octane consists of eight atoms of carbon and 18 atoms of hydrogen, written as C8H18.  If the octane breaks down and mixes with enough oxygen (02), the results are atoms of carbon, hydrogen, and oxygen, making eight molecules of carbon dioxide (CO2) and nine molecules of water (H20). The eight molecules of CO2 weigh about three times more than the one molecule of octane that began this process.  For each gallon of gas burned by a vehicle, 19 pounds of carbon dioxide are released.  Management believes that as a result of reduced fuel consumption the vehicle’s exhaust emissions are less and less fuel consumed results in less exhaust emissions.  Although we have no quantitative data, we believe that a side benefit of the FD-47 is that it helps to protect the environment.

In addition to decreased fuel consumption resulting in reduced exhaust emissions, testers and users of the FD-47 have reported several additional benefits; including increased power, smoother transmission shifting, better firing, and easier starting.

The FD-47 has been tested in both the laboratory and in the field by major accredited test facilities. These facilities include:

•

BOSCH Ledico

•

Intertek USA

•

Kett Engineering

•

Test Car Engineering

History of the Development of The Company’s Primary Product

Pisit Dechwanapong, a Thai scientist who was conducting electromagnetic waveform experiments, developed the technology used by the FD-47.  Mr. Dechwanapong determined that electromagnetic energy could deaden or soften (i.e. “clean”) electronic noise (i.e. surges and spikes) within electronic systems.  Mr. Hershko, a customer of the manufacturer of the FD-47 in Thailand, acquired the patent rights and ownership of the technology used by the FD-47.

Mr. Soffa, the Company’s President and Chief Executive Officer, was introduced to the FD-47 and decided to test it in the U.S. The undocumented tests conducted by Mr. Soffa appeared to increase fuel economy near 22%.

Based on his initial testing, Mr. Soffa hired an engineer to establish protocols and testing methods to obtain guidelines to meet U.S. regulations.  After taking the FD-47 to AAA automotive testing center for emissions tests, Kett engineering for field tests and doing tests on several other cars, trucks and SUVs, the FD-47 was determined to work best on vehicles two years and older.  Depending on the year, make, model, age and driving habits, the testing indicated that the FD-47 could get anywhere from 5%-28% better fuel economy.  These results were derived from a testing protocol established by the Company’s engineering consultants.  For each testing company a random selection of used vehicles was chosen and tested according to the testing protocol.  All results were included. The Company makes no claims that the FD-47 works for all vehicles; that is why the Company has a money back guarantee on the purchase.  The extent of improvement to a particular vehicle depends on its individual condition.  Our testing results are attached as exhibits 10.9 through 10.13 to this Current Report on Form 8-K.

Additional Products

The Company has other products already available for sale, and additional products under development.  Products available for sale include: the FD-38 Power Port Splitter, the FD-22 USB Car Charger Adapter and the FD-47.  The FD-38 and FD-22 products are manufactured by Zhang Jia Gang Hongsheng Electronics Co. Ltd. Located in Suzhou, Jiangsu, China. The Company purchases its products from these manufacturers on an as-needed basis and the products are then shipped in accordance with the Company’s instructions.

The FD-38 Power Port Splitter is a quick and easy way to add an additional Power Port socket to any vehicle.  It is a 12-volt device that plugs into a single lighter socket, but has two Power Port sockets, thus doubling a vehicle’s capacity in this regard.  The FD-38 is ideal for portable cassette players, boom boxes, radar detectors, cell phone chargers, or any other 12-volt accessory that are used in vehicles.  The FD-47 fuel efficiency booster can be plugged into one of the sockets, thus allowing it to be used, while preserving the availability of another socket for usual usages.

The FD-22 USB Car Charger Adapter charges personal digital assistants (PDAs) and other USB peripheral devices (including iPods) from any standard lighter socket in a vehicle. A LED light indicates that the adapter is active, and this device has a built-in fuse for protection. This product can be used in conjunction with the FD-38 Power Port Splitter to expand USB connectivity and power.

The FD-22 and the FD -38 are non-proprietary products and are sold as part of a package promotion with the FD-47 or are used for promotional opportunities and give-a-way’s.  There are no material agreements relating to these products nor have these products undergone any special testing. The Company purchases these through a third party manufacturing company and believes that additional manufacturers for these products could be found if necessary.

Under development are a 12-24-volt fuel efficiency booster designed for heavy truck rigs (FD-65) and a fuel efficiency booster designed for boats (FD-83).  These additional products are based on the same proprietary technology as the FD-47.  The FD-65 is currently undergoing testing, and the Company hopes to bring it to market in the near future.

The Company is also in the early stage of developing a line of car care products.  These products include a Tire Cleaner, Cleaning Wax, Interior Cleaner and a Rapid Charger. At this time the Company has not determined when it will launch these products.

The Company also is in the early stage of developing the Fuel Doctor’s Rapid Charger is an emergency power source for your automobile that is completely environmentally friendly and has a minimum 5 year shelf life.  The unit remains in your vehicle and you do not have to worry about keeping it charged or it draining for at least 5 years.  When you need it, it is ready for use.  The unit features a 12 volt power port like the one in your vehicle for plugging devices in such as cell phones, flashlights and other devices as well as a power plug that can be used to charge the vehicle's battery from the convenience of inside the car at the vehicles cigarette lighter.  At this time the Company has not determined when it will launch this product.

Market for the Products

According to the most recent US Census Bureau findings, the resident population of the United States is almost 312 million people. The U.S. Department of Transportation's Research and Innovative Technology Administration (RITA) reports that in 2009 the United States had an estimated 254.2 million registered passenger vehicles.  Accordingly to the most recent data published by RITA (2001-2002), the daily travel of United States residents averages 1.1 billion miles a day, with an average of almost 40 miles per person per day, and Americans take 411 billion trips a year or about 4 trillion miles with an average of 14,500 miles per person.  (The 2001 National Household Travel Survey, Person and Day Trip Files, U.S. Department of Transportation, Bureau of Transportation Statistics and Federal Highway Administration.)  The U.S. Department of Transportation's Research and Innovative Technology Administration reports that in 2007 the overall median age for automobiles was 9.4 years, a significant increase over 1990 when the median age of vehicles in operation in the U.S. was 6.5 years and 1969 when the mean age for automobiles was 5.1 years.  Overall, the large number and the aging of motor vehicles in the U.S. create a vast market into which to market the Company’s products.

Manufacturing of Products

A to Z innovations currently uses Summit Electronic Components Co., Ltd (“SEC”) to manufacture the FD-47s.  Based in Thailand, SEC is a contract electronics manufacturer of high precision products.  It is Thai-owned and promoted by the Thai Board of Investment, a Thai government support program for exporters.  SEC represents that it was established in 1987, has 800 employees, has provided manufacturing services to Sony, Sharp, Canon, Toyota, Isuzu, Panasonics and others, and has the following certifications: ISO9001:2000, ISO/TS16949, and ISO14001.  The Company believes that SEC has well established, quality oriented production system including planning, procurement, and production & quality control systems to deliver products like the FD-47.  A to Z innovations has represented to the Company that it is currently in the process of procuring a qualified alternative manufacturer in case the services of SEC become  unavailable, and that it believes that it will encounter no problem in finding such a manufacturer.

Marketing of Products

The Company is currently selling its products through limited distribution within a number of retailers both in the United States and in Canada.  The product has not been on the shelf long enough to determine whether it will be successful in this category of sales. Our customers have purchased the products for resale and the Company does not have any consignment agreements with these retailers.

During the past 2 years the Company has focused on primary sponsorships in auto racing to promote its FD-47 product.  It has also used radio spots to increase customer awareness of the FD-47. In this regard, we have spent almost one million dollars on advertising in 2010.  The company will continue to purchase radio time as one of its strategies to continue to increase customer awareness. We are in the process of creating a series of mini-infomercials to continue to increase customer awareness and to attempt to increase sales.  We will utilize our web site and other internet sites to promote our products. The Company also uses the services of established Sales Agents to call on specific accounts to attempt to get trial and product placement.

To date, the Company is targeting the U.S. and Canadian market as well as the European Union. To date, the Company has aired a television and radio commercials in limited distribution in French and in Italian through media sources. To Company expects that a substantially larger amount of capital will be required to be spent on advertising in order to get increased customer awareness in these markets. In order to do so, the Company will have to rely on raising additional capital. At this time we have not determined the precise marketing strategy that would yield the most favorable results.

As an incentive to try the FD-47, the Company offers a one-year limited warranty that begins on the day of delivery. The warranty covers defects in material and workmanship, but not intentional misuse, spills, or normal wear and tear.

Marketing Relationships

Although the Company has invested heavily in advertising and brand name awareness through relationships established in NASCAR, it does not consider these agreements to be material because the advertising business plan is constantly changing and the plan for 2011 has not been established at this time; however, the Company does not intend to focus on NASCAR as a form of advertising in 2012.

Fuel Doctor is a sponsor of Turn One Racing in NASCAR's Camping World Truck Series. Fuel Doctor has also been a sponsor in 2011 for Rusty Wallace Racing, competing in the NASCAR Nationwide Series and Gaunt Brothers Racing competing in both NASCAR's Canadian Tire Series and NASCAR's K&N Pro Series.

Fuel Doctor is a sponsor in auto racing both in the US and Europe. Fuel Doctor’s driver sponsorship is currently supporting the following young talents:

Fuel Doctor sponsors rookie and promising young talent Cole Whitt in the NASCAR Camping World Truck Series.

Fuel Doctor sponsors NASCAR Toyota Showdown Champion and NASCAR Nationwide Series Road Course Expert Jason Bowles.

Fuel Doctor sponsors promising European Formula 3 driver and winner David Fumanelli

Additional motor sports partnerships:

Fuel Doctor has affiliate relationships with Red Bull USA and Triad Racing Technologies leading engine builder in NASCAR’s elite series. These relationships were as associate and primary Sponsors for Turn One Racing number 60 Truck competing in the NASCAR’s Camping World Truck Series 2011 ending November 18, 2011.

Sales Representative Organizations

The Company has oral or written agreements with national and regional sales organizations to represent the Company’s products.  Currently, these organizations include CMI Continental Merchandisers, Raboy Sales Corp., Orion Advanced Marketing, and Kelan-Hudson/Pro-line Sales & Marc Remoli.  These organizations give the Company access to large retailers in the United States’ and Canada.  Although the Company relies on Sales organizations to represent its products, it does not believe that these agreements are material in that these organizations can be replaced with minimal notice from either party.

As a result of our relationship with national and regional sales organizations, we have historically been dependent on sales of our products to a small number of customers.  For the years ended December 31, 2010 and December 31, 2009, our top three customers represented approximately 83% and 94% of our net sales, respectively. Heartland America and Best Buy accounted for approximately 51% and 30% of our net sales, respectively for the fiscal year ended December 31, 2010 and Heartland America accounted for approximately 94% of our net sales for the interim period ended June 30, 2010. For the interim period ended June 30, 2011 and June 30, 2010, our top 4 customers represented 93% and 94% of our net sales, respectively. Heartland America and Advanced Auto Parts Inc. accounted for approximately 58% and 29% of our net sales, respectively for the interim period ended June 30, 2011 and Heartland America Best Buy and Hammacher Schlemmer accounted for approximately 33%, 49% and 11% of our net sales, respectively for the interim period ended June 30, 2010.

Material Contracts

Exclusive Agency Agreement

The Company has entered into an exclusive Agency Agreement (the “Exclusive Agreement”) with A to Z innovations, a company incorporated under the law of Hong Kong.  The Company is a 5% shareholder in A to Z innovations. This is a material agreement to the Company and is included as an exhibit hereto, along with the amended agreement entered into in February of 2011.

The Exclusive Agreement provides the Company the exclusive right to sell the FD-47 in the United States and Canada.  In February, the Company entered into an amended agreement to expand its agreement to include all markets worldwide under the same minimum purchase requirements listed below.   The initial Exclusive Agreement became effective on December 15, 2009.  Per these agreements, in order for the Company to maintain its exclusive right in the United States and Canada, it must purchase the following minimum number of FD-47s during the yearly periods of the agreement set forth below:

Year of Contract	Number of Units Purchased
First(12/15/2009-12/14/2010)	110,000
Second(12/15/2010-12/14/2011)	200,000
Third(12/15/2011-12/14/2012)	500,000
Fourth(12/15/2012-12/14/2013)	700,000
Fifth(12/15/2015-12/15/2014)	1,000,000

To the extent that the Company purchases a number of units exceeding the minimum number of units during one year of the agreement, the minimum number of units for the next year is reduced by the number of excess units sold the previous year.

The Exclusive Agreement sets the price that the Company pays for the units and the resale price that the Company can charge for the units.  The Exclusive Agreement is for a five-year term ending on December 15, 2014, subject to earlier termination upon the occurrence of certain customary events, in addition to the failure to purchase the minimum number of FD-47s.  The Company has the option to extend the Exclusive Agreement for another 10 years, provided that it is not in default under the Exclusive Agreement.  The Exclusive Agreement contains usual and customary provisions regarding ordering, paying for and delivery of products; reporting; intellectual property and confidentiality; non-competition and non-solicitation; and warranties, disclaimers, insurance, limitations on liability and indemnification.  As of July 27, 2011, we had purchased 135,000 units under the Exclusive Agreement and have sold over 79,000 FD-47’s as of September 30, 2011.

Employees

The Company employs three executives and has contracted with six independent contractors.  The Company expects to increase by 3 additional employees within the next year. The Company does not foresee problems in hiring additional qualified employees.

Properties

As of June 15, 2011 the company has relocated to a 5100 sq/ft. facility which includes 1500 sq/ft of warehousing and shipping space. The Company has entered into a 3 year lease at $0.90 per sq/ft for year 1; with an additional $0.05 per square foot increase each year following; $.95 year 2, $1.00 year 3.  If the Company were to require additional space we believe that suitable space at similar costs could be found in the area.

Litigation

The Company is a defendant in a matter entitled Drinville, on behalf of herself and others similarly situated v. Fuel Doctor, LLC and DOES 1-20, Inclusive filed March 16, 2011 in the Superior Court of the State of California for the County of Los Angeles.  This purported class action alleges violation of various violations of California statutes principally related to false advertising and consumer protection in that the company’s products are alleged not to provide the benefits claimed.  The suit seeks class certification, unspecified damages and exemplary damages, among other things.  The lawsuit is in an early stage and the Company will vigorously defend the same.

Another Federal lawsuit against the company alleging false patent claims has been voluntarily dismissed, without prejudice, by the plaintiff.

Until our product is established in the market and its benefits accepted, we may anticipate these types of lawsuits will be brought from time to time.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING PRESENTATION OF OUR MANAGEMENT'S DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS REPORT.

Results of Operations for the three month period ended June 30, 2011 and 2010.

Net Sales: Net sales for the three month period ended June 30, 2011 and 2010 were $274,298 and $125,630 respectively. For 2009 ending December 31, was $37,493. For sales to increase at the rate that management expects, the Company will need to raise capital to support this growth.  As of June 30, only a few retailers accounted for the majority of our sales.  We need to spread our sales across a broader base of customers or a loss of sales from such customers would have a material adverse effect on the company’s results of operations and financial condition.

Cost of Sales: The Cost of Sales for the three month period ended June 30, 2011 and 2010 was $241,005 and $126,184 respectively. $21,478 for the period ending December 31, 2009. Although the percentage of COGS is decreasing, it is still considerably higher than desired.  Of the $241,005, $52,580 was due to inventory obsolescence. It is one of the major focus items for management during the next year.

Operating expenses: Operating expenses for the three month period ended June 30, 2011 and 2010 were $745,867 and $560,881, respectively. For the period May 5, 2009, inception to ending December 31, 2009, operating expenses were $475,263.

Liquidity and Capital Resources: We have experienced net losses of $723,754 and $561,435 for the three month period ended June 30, 2011 and June 30, 2010, respectively. At June 30, 2011, we had $213,309 in cash. As a development stage company in our new field of endeavor, we currently do not have significant revenue producing operations, and we must sustain operations through equity and debt financing.

Results of Operations for the six month period ended June 30, 2011 and 2010

Net Sales: Net sales for the six months ended June 30, 2011 and 2010 were $618,305 and $359,864, respectively.  We anticipate continued sales growth throughout fiscal year 2011. For sales to increase at the rate that management expects, the Company will need to raise capital to support this growth.  As of June 30, only a few retailers accounted for the majority of our sales.  We need to spread our sales across a broader base of customers or a loss of sales from such customers would have a material adverse effect on the company’s results of operations and financial condition

Cost of Sales: The Cost of Sales for the six month period ended June 30, 2011 and 2010 was $ 451,619 and $307,538. Although the percentage of COGS is decreasing, it is still considerably higher than desired.  It is one of the major focus items for management during the next year.

Operating expenses: Operating expenses for the six months ended June 30, 2011, were $1,305,716 compared to $1,210,199 for the same period in 2010

Liquidity and Capital Resources: We have experienced net losses of $1,153,247 and $1,157,873 for the six month period ended June 30, 2011 and 2010, respectively. At June 30, 2011, we had $213,309 in cash.

Results of Operations for the fiscal year ended December 31, 2010 and for the period from May 5, 2009 (Inception) through December 31, 2009

Net Sales: Net sales for the fiscal year ended December 31, 2010 and for the period from May 5, 2009 (Inception) through December 31, 2009 were $780,146 and $37,872, respectively.  The difference between the corresponding periods is the result of sales made through U.S. Vendors.

Cost of Sales: The Cost of Sales for the fiscal year ended December 31, 2010 and for the period from May 5, 2009 (Inception) through December 31, 2009 were $753,996 and $35,264, respectively. The difference between the corresponding periods is the result of an increase in advertising costs, the purchase of inventory and internal corporate expansion.

Operating expenses: Operating expenses for the fiscal year ended December 31, 2010 and for the period from May 5, 2009 (Inception) through December 31, 2009 were $2,502,957 and $477,871, respectively.  The difference between the corresponding periods is the result of an investment into NASCAR advertising and the advance purchase of inventory.

Liquidity and Capital Resources: We have experienced net losses of $2,485,136 and $475,263 for the fiscal year ended December 31, 2010 and for the period from May 5, 2009 (Inception) through December 31, 2009. The difference between the corresponding periods is the result of NASCAR Sponsorships, corporate expansion.

At December 31, 2010, we had $11,640 in cash.

For the fiscal year ending December 31, 2010 the Company had a burn rate of approximately $207,000 per month.  For the interim period ending June 30, 2011 the Company had a burn rate of approximately $192,200 per month.  As of June 30, 2011, the Company had approximately 30 days of capital available given its current burn rate.

Since the formation of our company, we have financed cash flow requirements through the issuance of membership interest for cash and through loans. As we expand our operational activities, we will continue to experience net negative cash flow until our net revenue exceeds our expenses. We hope to be able to obtain additional financing to fund operations through equity offerings and borrowings to the extent necessary to provide the necessary working capital to implement our business plan and achieve positive cash flow. Financing may not be available, and, if available, it may not be available on acceptable terms. Such financing will likely have a negative impact on our financial condition and our shareholders. The sale of debt would, among other things, adversely impact our balance sheet, increase our expenses and increase our cash flow requirements. The sale of equity could, depending on the terms of its placement, among other things result in dilution to our shareholders. If we are unable to access sufficient funds when needed, obtain additional external funding or generate sufficient revenue from the sale of our products and services, we could be forced to curtail or possibly cease operations.

RISK FACTORS

The Registrant’s stock is highly speculative, and prospective investors should carefully consider, among others, the following factors related to our business, operations and financial position.

RISKS RELATED TO OUR BUSINESS

HISTORY OF LOSSES AND GOING CONCERN QUALIFICATION

For the fiscal year ended December 31, 2010 and fiscal year ended December 31, 2009 we had net losses of $(2,485,136) and $(475,263), respectively.  The Company continues to operate at a loss because it has committed to spend heavily in consumer awareness and advertising via radio and NASCAR sponsorships. Management realizes that it must continue to advertise and market its products to develop consumer awareness. The Company will continue to lose money until at such time that it is able to increase its sales revenues to exceed it operating expenses.  Our independent auditor has placed a “going concern” qualification in its opinion on our financial statements.  If we are unable to continue as a going concern, the value of our shares would be materially reduced.

WE HAVE A LIMITED OPERATING HISTORY TO MAKE AN EVALUATION OF US AND OUR FUTURE, AND PROFITS ARE NOT ASSURED.

Our company commenced its business in June 2009 as the exclusive distributor for the United States and Canada of the FD-47, which plugs into the lighter socket/power port of a vehicle and increases the vehicle's miles per gallon through the power conditioning of the vehicle's electrical systems.  In February 2011, our agency agreement was expanded to world-wide sales.  This agreement is included as an exhibit to this document. To date we have shipped 26,500 units outside of the United States. We currently have limited assets and operating history upon which to base an evaluation of us and our business and prospects.  Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.  For our business plan to succeed, we must successfully undertake most of the following activities:

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Raise a sufficient amount of funds to market our products

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Enter into favorable agreements with third parties regarding a variety of matters, including the marketing and purchase of our products

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Develop new proprietary products

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Develop and increase our customer bases

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Implement and successfully execute our business and marketing strategy

•

Provide superior customer service

•

Respond to competitive developments

•

Attract, retain and motivate qualified personnel.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE TO FINANCE OUR BUSINESS PLAN, WHICH WE MAY NOT BE ABLE TO RAISE OR WHICH MAY BE AVAILABLE ONLY ON TERMS UNFAVORABLE TO US OR OUR MEMBERS.

If we need to obtain additional financing, we will be constrained to identify various sources and financing alternatives, including private sales of equity securities or the incurrence of indebtedness.  However, additional financing may not be available on favorable terms or at all.  If required financing is not available on acceptable terms, we could be prevented from pursing our business plan in the manner that we prefer.  In such event, we would be constrained to pursue a less ambitious plan, which could materially and adversely affect our business and financial condition.  Moreover, any debt financing undertaken to procure funds may involve restrictions limiting our operating flexibility.  If we obtain funds through the issuance of equity securities, the percentage ownership of our existing members will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our Interests.  During the period from March 20, 2011 to August 31, 2011 we raised $867,500 which we believed would be sufficient to meet our financial needs through mid 2012. In order to continue to support our NASCAR advertising program, we may require additional working capital. We anticipate additional financing requirements during 2011-2012 but have not determined the nature of the financings if any. We expect that we will be able to secure sufficient financing to satisfy our anticipated cash requirements for normal operations and capital expenditures through at least December 31, 2012, although current economic and market conditions will make it challenging for us to do so.  We cannot be certain that we will be able to obtain financing on terms acceptable to us or at all.

WE DEPEND HIGHLY UPON AN EXCLUSIVE AGENCY AGREEMENT, WHICH CAN ONLY BE TERMINATED UNDER CERTAIN CIRCUMSTANCES.

We have entered into an exclusive agency agreement with respect to our main product with respect to the United States and Canada and subsequently the Company obtained Worldwide Exclusive Agency rights to this the main product.  This agreement allows us to sell our main product and pursue our business.  This agreement has a term that expires on or about August 15, 2014, but we have the option to extend this agreement for another 10 years, provided that we are not in default on the agreement. However, this agreement is subject to termination under certain circumstances.  One of these circumstances is when we fail to purchase a specified level of products under the agreement during a yearly period.

IF THE SUPPLIER OF OUR MAIN PRODUCT FAILS TO SUPPLY THIS PRODUCT IN SUFFICIENT QUANTITIES AND IN A TIMELY FASHION, WE HAVE THE RIGHT TO MANUFACTURE THE FD-47 PRODUCT LINE OURSELVES AND GIVE A ROYALTY TO A-Z INNOVATIONS

We do not expect to manufacture our main product.  Instead, we have entered in an exclusive sales and purchase agreement with respect to our purchase of this product.  Our profit margins and timely product delivery depend upon the ability of our supplier to supply us with products in a timely and cost-efficient manner.  Our ability to sustain satisfactory levels of sales depends on the ability of our supplier to produce the ingredients and products and to comply with all applicable regulations. Our exclusive sales and purchase agreement confers a right in our favor to seek an alternative manufacturer if our supplier fails to supply our main product in accordance with our needs, and we expect that we would be able to find an alternate suppliers for our main product.  However, we have no assurance that the failure of our supplier to produce and supply our products would not materially adversely affect our business operations.

WE DO NOT EXPECT TO ENTER INTO LONG-TERM PURCHASE AGREEMENTS WITH OUR CUSTOMERS.

To date, we have made limited sales of our products.  Our customers initiate the purchase cycle by issuing the Company a Purchase Order. There are no long-term purchase contracts in effect.  If our products do not sell at a rate acceptable to our customer, they are under no obligation to reorder.

WE COULD FACE PRODUCT LIABILITY CLAIMS

Product liability claims or other claims related to our products, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent us from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms.  In addition, product liability coverage may cease to be available in sufficient amounts or at an acceptable cost.  Any inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the sale of our products.

EVEN IF WE ARE SUCCESSFUL IN EXPLOITING THE TECHNOLOGY UPON WHICH WE ARE RELYING, A TECHNOLOGY SUPERIOR TO OURS MAY BE DEVELOPED.

A critical part of our business strategy is to utilize a technology that we believe will give to us a competitive advantage in the market. Even if we are successful in achieving this goal, competitors may develop technology that may make our technology obsolete. Competition from other companies, universities, government, research organizations and others could be intense and may increase potential competitors may have significantly greater research and development capabilities and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources.  These entities could represent significant competition for us. We are a development-stage enterprise and as such our resources are limited, and we may experience technical challenges inherent in exploiting the technology upon which we are relying. Competitors may develop technologies that in the future may be the basis for competition. Currently, management is unaware of any direct competitor to the FD-47. There are products in the market place that make fuel saving claims, but we are not aware of any other competitor utilizing this type of patent pending technology.

IF WE ARE UNABLE TO PROTECT ADEQUATELY OR ENFORCE OUR RIGHTS TO OUR INTELLECTUAL PROPERTY, WE MAY LOSE VALUABLE RIGHTS, EXPERIENCE REDUCED MARKET SHARE, IF ANY, OR INCUR COSTLY LITIGATION TO PROTECT SUCH RIGHTS.

We will generally require our critical employees, consultants, advisors and collaborators to execute appropriate confidentiality agreements.  These agreements typically will provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances.  These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements.  Furthermore, our competitors may independently develop substantial equivalent proprietary information and techniques, reverse engineer information and techniques, or otherwise gain access to the proprietary technology upon which we are relying.  In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as U.S. law.  We may be unable to meaningfully protect our rights in trade secrets, technical know how and other non-patented technology.

We may have to resort to litigation to protect our rights for certain intellectual property, or to determine their scope, validity or enforceability. Our agreement by which we purchase our products for resale prohibits us from instituting any action against someone who is or may be infringing the technology upon which we are relying, without our manufacturer’s consent.  If our manufacturer declines or refuses to consent to our institution of such an action, we would probably have no recourse, and our business would be materially adversely affected.  Even with such consent, enforcing or defending our rights would be expensive and may distract management from its development of the business if not properly managed.  Such efforts may not prove successful.  There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part, and this could diminish or extinguish protection for any technology we may license.  Any failure to enforce or protect our rights could cause us to lose the ability to exclude others from using the technology upon which we are relying to develop or sell competing products.

THIRD PARTIES MAY SUE US, CLAIMING THAT OUR PRODUCT INFRINGES ON THEIR INTELLECTUAL PROPERTY RIGHTS.  DEFENDING AN INFRINGEMENT LAWSUIT IS COSTLY, AND WE MAY NOT HAVE ADEQUATE RESOURCES TO DEFEND.  ANY SETTLEMENT OR JUDGMENT AGAINST US COULD HARM OUR FUTURE PROSPECTS.

We may be exposed to future litigation by third parties based on claims that the technology upon which we are relying, product or activity infringes on the intellectual property rights of others or that we have misappropriated the trade secrets of others.  This risk is compounded by the fact that the validity and breadth of claims covered in technology patents in general, and the breadth and scope of trade secret protection, involves complex legal and factual questions for which important legal principles are unresolved.  Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial and managerial resources, and could harm our reputation. Although after more than 2 years in the market, this has not been the case.

Our agreement by which we purchase our products for resale requires our manufacturer to indemnify us against any claims that the technology upon which we are relying infringes any intellectual property of a third party.  However, the benefit of such indemnification agreement would depend on our manufacturer’s ability to indemnify us at the time that a claim arose.  If our manufacturer were unable to indemnify us, at such time for any reason (including, without limitation, a decline in its financial situation); such indemnification agreement would have no benefit.

WE WILL INITIALLY OFFER ONLY A LIMITED NUMBER OF PRODUCTS, AND OUR SUCCESS DEPENDS ON THE SUCCESS OF THESE PRODUCTS.

Currently, we intend to distribute a limited number of products. Our success depends upon our ability to sell our products on a profitable basis.  Our lack of product diversification may make the results of our operations riskier and more volatile than they would be if we distributed a larger number of products.  Unlike entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.  Although it has yet to begin distribution, the company also engages in the design, marketing and distribution of auto accessories.  The company, through Fuel Doctor Fuel Stations, LLC., does intend to operate businesses associated with the sale and distribution of gasoline, food and beverage.  At the current time this potential business opportunity is inactive.

IF WE FAIL TO ESTABLISH ACCEPTANCE OF OUR PRODUCTS OR OUR BRAND, OR TO ATTRACT REPEAT CUSTOMERS, WE MAY NOT BE ABLE TO GENERATE REVENUES SUFFICIENTLY TO FUND OUR OPERATIONS.

We will be offering products that we believe are new to the market.  Accordingly, we will depend on the acceptance in the market of our products as innovative products.  There can be no assurance that significant acceptance of or market demand for our products will ever develop.  The failure of our products to achieve market acceptance could materially adversely affect our business, results of operations and financial condition.  The development of our brand will depend largely on the success of our marketing efforts and its ability to provide consistent, high quality customer experiences. We cannot be certain that our brand promotion activities will be successful, or will generate revenues.  If revenues are ever generated, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in establishing our brand.

OUR MAIN PRODUCT HAS RECEIVED AN UNFAVORABLE REVIEW FROM CONSUMER REPORTS, AND THIS REVIEW COULD MATERIALLY ADVERSELY AFFECT OUR ABILITY TO MARKET OUR MAIN PRODUCT.

On December 7, 2010, Consumer Reports disseminated an unfavorable review of our main product, the FD-47.  Consumer Reports is an influential publication that reviews and compares consumer products and services based on its in-house testing laboratory.  We disagree with the procedure used by Consumer Reports in conducting this review.  Consumer Reports indicated that it tested the FD-47 in 10 vehicles.  Of these vehicles, only two were more than two years old, although we state that the FD-47 works best on vehicles more than two years old.  Consumer Reports’ review is contrary to the results of four major independent automotive research organizations: Intertek, Kett Engineering, Test Car, and Ledico Bosch Copies of which are attached to this Current Report on Form 8K. These tests were made at the request of a leading aftermarket automotive retailer that requires product validation and testing before it purchases new products.  We are formulating a response to Consumer Reports’ review.  We have already challenged Consumer Reports to test the FD-47 against the protocols for which it was designed as of the date of this 8-K.  Moreover, as of the date of this Report, none of our customers have cancelled an order due to the Consumer Reports article. Nevertheless, we have no assurance of the outcome of this situation.  The existence of this situation could materially adversely affect our business, results of operations and financial condition as we encounter greater difficulty in marketing the FD-47 as a result of this review.

WE ARE SUBJECT TO CLASS ACTION LAWSUITS

Two class action lawsuits have been initiated against us, by the same law firm, using two different defendants’ names, claiming that our product does not deliver its claimed benefits and that consumers have been damaged by the purchase thereof and similar claims.  See Business of Fuel Doctor, LLC – Litigation.  While these lawsuits are in early stages; it is difficult to predict the outcome of any litigation. Management believes these suits are without merit and will vigorously defend these actions.  However, an unfavorable result in any lawsuit could have a material adverse effect on our business and the value of our stock.

WE ARE CURRENTLY EXPERIENCING GROWTH, AND WILL NEED TO MANAGE THIS GROWTH EFFECTIVELY.

We are currently expanding our operations rapidly and significantly.  This rapid growth could place a significant strain on our management, operational and financial resources.  To manage the growth of our operations, we will be required to undertake the following successfully:

•

Manage relationships with various strategic partners and other third parties;

•

Hire and retain skilled personnel necessary to support our business;

•

Train and manage a growing employee base; and

•

Continually develop our financial and information management systems.

If we fail to make adequate allowances for the costs and risks associated with this expansion or if our systems, procedures or controls are not adequate to support our operations, our business could be harmed.  Our inability to manage growth effectively could materially adversely affect our business, results of operations and financial condition.

RISKS RELATED TO OUR INDUSTRY

POOR GENERAL ECONOMIC CONDITIONS COULD HAVE A MATERIAL IMPACT ON OUR BUSINESS.

Overall economic conditions that impact consumer spending could also impact our results of operations. Future economic conditions affecting disposable income such as employment levels, consumer confidence, business conditions, stock market volatility, weather conditions, acts of terrorism, threats of war, and interest and tax rates could reduce consumer spending or cause consumers to shift their spending away from our products. If the economic conditions, we may experience material adverse impacts on our business, operating results and financial condition.

INCREASED COMPETITION COULD IMPACT OUR FINANCIAL RESULTS.

In the past, competitive products were delivered, but these products failed, we believe due to their much greater expense, and the much greater difficulty and expense of their installation than our product. Nevertheless, we have no assurance that competitive products will not enter the market in the future.  We expect that some (if not most or all) of any future competitors will have or may develop greater financial and marketing resources and greater brand recognition.  In addition, larger, well-established and well-financed entities may acquire, invest in or form joint ventures with our future competitors.  Competition from these or other competitors could negatively impact our business.

THE LOSS OF KEY MANAGEMENT COULD HARM OUR ABILITY TO EXECUTE OUR BUSINESS PLAN.

Our CEO and CFO will make nearly all decisions with respect to the management of our company.  Holders of Interests will have no right or power to take part in the management.  Although a holder of Interests is entitled to vote on certain matters, a person should not purchase any of the Interests offered hereby unless he or she is willing to entrust all aspects of the management to our Management.  Our success depends heavily upon the continued contributions of management.  Management has not entered into a written employment agreement. As a result, they may discontinue providing his services to us at any time and for any reason.  Our management has entered into a non-compete agreement with us, which we believe should put pressure on them to remain in our employ.  We currently maintain no key person insurance on our management.  If we were to lose the services of our management, our ability to execute our business plan could be harmed and we may be forced to decrease operations until such time as we could hire a suitable replacement for them.

OUR CURRENT MANAGEMENT RESOURCES MAY NOT BE SUFFICIENT FOR THE FUTURE, AND WE HAVE NO ASSURANCE THAT WE CAN ATTRACT ADDITIONAL QUALIFIED PERSONNEL.

There can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform.  Our success in attracting additional qualified personnel will depend on many factors, including our ability to provide them with competitive compensation arrangements, equity participation and other benefits.  There is no assurance that (if we need to) we will be successful in attracting highly qualified individuals in key management positions.

PRESENT MANAGEMENT AND TWO EARLY INVESTORS OWN A SUBSTANTIAL MAJORITY OF OUR COMMON STOCK.

Mr. Mark Soffa owns 4,000,000 shares of our common stock and Mr. Edward Wishner and Mr. Joel Gillis; two of our investors own 2,000,000 shares of our common stock each.  While there are no formal agreements among Mr. Soffa, Wishner and Gillis, they have worked together well to date and among them own 8,000,000 shares or 64.1% of our common stock and will be in a position to control our corporate affairs.  Other shareholders will have at best a minimal voice in our operations.  Our management may use this controlling position to benefit themselves rather than our other shareholders.

CURRENTLY, THERE IS NO ESTABLISHED PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY ESTABLISHED PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN WHEN IT IS QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

To date, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We plan to procure a number of market makers and one will file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. There can be no assurance that the market maker's application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

OUR SHARES MAY NOT BECOME ELIGIBLE TO BE TRADED ELECTRONICALLY WHICH WOULD RESULT IN BROKERAGE FIRMS BEING UNWILLING TO TRADE THEM.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (DTC) to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company's stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

OUR COMMON STOCK IS CURRENTLY A “PENNY STOCK,” WHICH MAY MAKE IT MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

THE MARKET FOR PENNY STOCKS HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES THAT COULD ADVERSELY IMPACT INVESTORS IN OUR STOCK.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

*

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

*

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

*

Boiler room practices involving high pressure sales tactics and unrealistic price projections by sales persons;

*

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

*

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

ANY TRADING MARKET THAT MAY DEVELOP MAY BE RESTRICTED BY VIRTUE OF STATE SECURITIES "BLUE SKY" LAWS THAT PROHIBIT TRADING ABSENT COMPLIANCE WITH INDIVIDUAL STATE LAWS. THESE RESTRICTIONS MAY MAKE IT DIFFICULT OR IMPOSSIBLE TO SELL SHARES IN THOSE STATES.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also "Plan of Distribution-State Securities-Blue Sky Laws."

ALL OF THE SHARES ISSUED TO FDLLC MEMBERS UNDER THE PLAN SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the shares issued to FDLLC members under the Plan (9,347,500 shares) are restricted securities as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer that is not a shall company or 12 months (as is the case herein) if purchased from a reporting shell Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company's outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Sales of our shares by former members of FDLLC under Rule 144 cannot begin until one year from the date we ceased to be a “shell company” August 24, 2011.

WE DO NOT EXPECT TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTION AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

MANAGEMENT

At the closing under the Plan, the following people were elected Officers and Directors:

Name	Age	Positions
Mark H. Soffa	52	President/CEO, Director
Joseph Rodriquez	62	CFO

Mark Soffa, age 52, Chairman of the Board of Directors, CEO and Director.

Mark has over 25 years in sales, design and marketing experience. He was president and CEO of Scorpion Trading and Promotions, LLC from 2003 to 2009. Scorpion was a factory direct trading company, assisting promotional products distributors in design, manufacturing, production and logistics for large quantity custom electronic IC design and other custom proprietary products. Scorpion’s customer base includes HBO, Poker Stars, Carnival Cruise Lines, Abbot Laboratories, and Bloomberg Financial.

As executive vice-president of Sweda Co. LLC from 1993 to 2003; Mark increased promotional product cumulative sales to over $400 million. He was also responsible for managing a U.S workforce of 450 people. With a total workforce of over 2700 people, Sweda engaged in manufacturing and supplying promotional items in Europe, Asia, South America, Australia and the Middle East.  During Mr. Mars’s tenure, SWEDA reached the top 25 supplier in a field of over 4,000 supplier companies serving the $18 billion promotional products industry.

Mark studied language at Hazorea in Israel and mathematics at The Technion, Israel Institute of Technology located in Haifa, Israel.

Mr. Soffa was originally selected to serve as a director due to his deep familiarity with our business, his extensive entrepreneurial background and experience in launching new and innovative products.

Joseph R. Rodriguez, Age 62, CFO

Joe comes to Fuel Doctor USA with a background in operations and finance in public companies.  He has been involved in not only starting companies but also in taking them public.  He Worked at Arthur Anderson & Co. from 1973 through 1975.  He then worked in the high tech industry of semi-conductors with Texas Instruments and American Micro Systems from 1975 until 1979.   After founding a venture capital firm and a national real estate development and condo conversion company in 1979, Joe continued to work with start-up companies and small public companies.  During the past five years (1995 – 2011), he served as the CFO or as the acting CFO of a small high tech firm in Orange County, Ca.  Joe earned a B.S. degree in Mechanical and Aerospace Engineering from Rose Hulman Institute of Technology and a M.B.A. in Corporate Finance and Marketing from Ohio State University

Advisory Board

The Company’s advisory board is comprised of Douglas Hungerford, Robert McNeill and Bruce E. Chesson.

Douglas Hungerford, 46, B.S.E.E.  Doug has a background in engineering design and manufacturing. Since graduating in the 1990’s, Douglas has worked in a variety of capacities including Sr. Electrical Engineer, Electronics Technician, Project Engineer, and Systems Engineer. He has worked domestically and internationally with many firms and corporations such as E.C.C. International/Cubic Simulation Systems, Simcom, ITEC Productions, Universal Studios Florida and Walt Disney World. Doug recently formed the nonprofit organization; BDCOTSRUS Inc. that was one of the 22 finalists for the Automotive X-Prize competition. Doug has an in-depth knowledge of numerous hardware and software systems. He earned his bachelor’s degree in Electrical Engineering from the University of Central Florida and is a member of The International Council on Systems Engineering (INCOSE). Doug began his association with the Company in February, 2010.

Robert McNeill, 47, B.S.M.E.  Bob earned his undergraduate degree in Mechanical Engineering from the University of Central Florida and his graduate degree in Industrial and Systems Engineering from the University of Florida. He is a registered engineering intern in the State of Florida and has experience in engineering design and manufacturing.  Bob has taught mechanical and industrial engineering students in the laboratory environment at the University of Central Florida.

Bob’s engineering career has included work in many diverse industries including; automobile, entertainment and medical as well.

Bob is a member of the Society of Automotive Engineers (SAE).

Bruce E. Chesson, 59, B.S.C.O.M. Bruce Chesson is the Alternative Fuel Program Manager for National Aeronautics and Space Administration (NASA)/John F. Kennedy Space Center (KSC) at Cape Canaveral, Florida. In this capacity, he is responsible for developing and managing the KSC Alternative Fuel Vehicle Strategy Plan, and ensuring that strategic analysis, planning and communications are integrated and aligned with the Space Center and agency mission and goals.

Bruce earned a Bachelor of Science degree in communications from Florida Southern College and he served in the U.S. Navy. He began his career with NASA in 2004, after working with the United Space Alliance and Lockheed at KSC. He experience in managing and coordinating logistics and logistics-related functions, including transportation, warehousing, maintenance, and supply. NASA has recognized Bruce for supporting off-site transportation and planning for Orbiter landing and recovery operations.

Bruce also has experience in freight traffic, packaging, shipping, travel office, railroad operations and government vehicles. In 2008, he was awarded the Federal Energy and Water Management Award, Vehicle Fleet Management Category, Individual, for Kennedy Space Center Alternative Fuel Vehicle Management. In 2008, Bruce received the Blue Marble Award for Energy Conservation and Environmental Awareness for Government Transportation.

Directors and Officer Compensation

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by (i) each individual who served as our principal executive officer or principal financial officer during the last fiscal year and (ii) our most highly compensated executive officer, other than those listed in clause (i) above, who were serving as executive officers at the end of the last fiscal year (together, the “Named Executive Officers”). No other executive officer had annual compensation in excess of $100,000 during the last fiscal year.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Stock Awards ($)	Total ($)
Mark Soffa, COB, CEO *	2009	112,395	0	112,395
	2010	548,013	0	548,013
	2011	226,200	4,000,000	4,226,000

*Of the income attributed to Mark Soffa in 2010, $209,325 was not received and was treated as a loan payable to related parties.  In 2011, Mark Soffa forgave this loan as reflected in the company’s financial statements for the quarter ended September, 30, 2011.

The Company has not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its management or employees.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of August 23, 2011, the stock ownership of (i) each of our named executive officers and directors, (ii) all executive officers and directors as a group, and (iii) each person known by us to be a beneficial owner of 5% or more of our common stock.  No person listed below has any option, warrant or other right to acquire additional securities from us, except as may be otherwise noted.  We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them except as stated therein.

Name and Address (1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Mark Soffa	4,000,000	32.01%

Joseph Rodriquez	0	0

All officers and directors	4,000,000	32.01%

5% shareholders

Edward Wishner 20963 Ventura Blvd. #20 Woodland Hills, CA 91364	2,000,000	16.0%

Joel Gillis 5000 N. Parkway Calabasas Calabasas, CA 91302	2,000,000	16.0%

(1)	The address of each person is c/o Fuel Doctor Holdings, Inc., 23961 Craftsman Road L, Calabasas, CA 91302 unless otherwise indicated herein.

(2)

The calculation in this column is based upon 12,493,600 shares of common stock outstanding on August 23, 2011. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 23, 2011 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

CERTAIN RELATIONSHIP AND RELATED TRANSITIONS

Except for the ownership of our securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of the Company’s outstanding common stock, or any member of the immediate family of any such person have, to the knowledge of the Company, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect the Company.

As of December 31, 2010 and 2009, we had $643,557 and $1,866, respectively due to related parties:

Related Party Loans

Name	2010($)	2009($)
Mark Soffa	209,325	1,866
Joel Gillis	125,000	-
Ed Wishner	207,500	-
Mike McIntyre	101,732	-

Total	643,557	1,866

Our Auditors

Li & Company, PC has been our independent auditor since inception.  We have not had any disagreements of any kind with Li & Company, PC.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The issuances of the shares in connection with the Plan are claimed to be exempt pursuant to Section 4(2) of the Securities Act of 1933 (the “Act”) and Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Act.

The securities issued in connection with the acquisition were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

In August 2011, we issued 867,500 shares of common stock to 26 shareholders for aggregate consideration of $867,500 under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under.

In connection with the closing of the Agreement and Plan of Reorganization, we issued 2,399,100 shares of our common stock to our pre-merger shareholders to affect the 4.3:1 forward stock split.  We believe that the issuances are exempt from registration under Regulation S promulgated under the Securities Act as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On August 24, 2011 pursuant to the terms of the Plan, 100% of the issued and outstanding membership interests of FDLLC were exchanged for 9,367,500 post-split shares of the Registrant’s common stock, representing approximately 75% of our outstanding shares following the consummation of the transactions contemplated by the Plan.

Item 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

MATTERS RELATING TO OUR STOCK

Our Common Stock was included on the Over the Counter Bulletin Board commencing on September 28, 2010 under the symbol SLHL. Commencing November 7, 2011, our symbol is FDOC.

We are not aware of any trades or quotations for our stock prior to September 2001.  Since that time our common stock has traded in limited volume at prices ranging from $0.60 to $2.00.  Our 12,493,600 issued and outstanding shares of common stock are held by 104 record holders.

On September 1, 2011 we filed a certificate of amendment to our certificate of incorporation which changed our name to “Fuel Doctor Holdings, Inc.” and affected a forward stock split of 4.3 to one which was effective on September 24, 2011.  The forgoing share prices and numbers reflect such stock split.

DESCRIPTION OF OUR CAPITAL STOCK

Introduction

We were established as a Delaware corporation in March 2008. We are authorized to issue 50,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 10,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our Board of Directors may determine, without further vote or action by our stockholders, the number of shares and the designation of the series; whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series; whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights; whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange; whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock. There are 12,563,600 shares of our common stock issued and outstanding on November 4, 2011which shares are held by 104 shareholders. The holders of our common stock have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the Board of Directors, are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs, do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if: the transaction is approved by the board of directors before the time the interested stockholder attained that status; upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Inspection Rights

Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record of the Company immediately preceding his demand. Delaware General Corporation Law Section 220 has provided a right to inspect corporate books and records to the record owner of any number of shares of a corporation’s stock for any proper purpose. Shareholders having this right are to be granted inspection rights, and if the corporation, or an officer or agent thereof, refuses to permit an inspection sought by a stockholder or attorney or other agent acting for the stockholder pursuant to subsection (b) of this Section 220 or does not reply to the demand within 5 business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection (Delaware General Corporation Law Section 220(c)). The records covered by this right include official copies of: the articles of incorporation, and all amendments thereto, bylaws and all amendments thereto; and a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place - Suite 100, Salt Lake City, UT 84111, Phone: (801) 355-5740.

Indemnification

Our Articles of Incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.01 of this Current Report on Form 8-K.

A change in control of the Registrant occurred on August 24, 2011 in connection with the closing under the Plan.  The Registrant believes that, prior to this closing, control of the Registrant resided almost exclusively in Emily Lussier, the Registrant’s controlling shareholder, sole director and President.  The Registrant believes that (after the Merger) control of the Registrant became vested in Mark Soffa, who is now the Registrant's largest shareholder, sole director and President.  Joel Gillis and Ed Wisner are also significant shareholders.  None of Registrant’s largest shareholders have agreed to act collectively as a group.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.  Information about the background and remuneration of Registrant’s new directors and officers can be found in Item 2.01.

The Registrant’s Board of Directors has not established any standing committees, including an Audit Committee, Compensation Committee or a Nominating Committee.  The Board of Directors as a whole undertakes the functions of those committees.  The Board of Directors may establish one or more of these committees whenever it believes that doing so would benefit the Registrant.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.06 of this Current Report on Form 8-K.

As a result of the acquisition of FDLLC, the Registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements

Historical Financial Information for Fuel Doctor LLC for the years ended December 31, 2010 and December 31, 2009; Historical Financial Information for Fuel Doctor LLC for the six months ended June 30, 2011 and 2010.

Pro-Forma Information

Exhibit No.	Description

3.1	Certificate of Incorporation. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 5, 2008 and incorporated herein by reference)
3.2

By Laws (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 5, 2008 and incorporated herein by reference)  Incorporated by reference to Exhibit 3.12to Registration Statement on Form S-1 333-163052

10.1

Agreement and Plan of Reorganization, dated August 24, 2011. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2011 and incorporated herein by reference)

10.2	A to Z innovations World Wide Sales Agreement (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on November 14, 2011 and incorporated herein by reference)
10.3	A to Z Innovations US and Canada Sales Agreement (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K/A filed with the SEC on November 14, 2011 and incorporated herein by reference)
10.4

Form of Non-Compete agreement with the Officers of Fuel Doctor (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K/A filed with the SEC on November 14, 2011 and incorporated herein by reference)

10.5	Primary Sponsorship Agreement, effective as of May 13, 2011 by and between Triad Racing technologies, LLC d/b/a Co-Pilott Motorsports marketing and Fuel Doctor LLC
10.6	2011 Sponsorship Agreement, dated March 29, 2011, by and between Turn One Racing LLC and Fuel Doctor LLC
10.7	Letter Agreement, effective as of May 13, 2011 by and between Triad Racing technologies, LLC d/b/a Co-Pilott Motorsports Marketing and Fuel Doctor LLC
10.8	Raboy Sales Corp. Principal and Representative Agreement, dated October 2010, by and between Raboy Sales Corp. and Fuel Doctor LLC
10.9	Test Results of FD-47 evaluation performed by Testcar Co., Ltd. on December 12, 2008
10.10	Test Results of FD-47 evaluation performed by KETT Engineering on May 27, 2009 and June 19, 2009
10.11	Test Results of FD-47 evaluation performed by Ledico Ltd.-Bosch. on November 19, 2009
10.12	Test Results of FD-47 evaluation performed by Intertek on August 30, 2010
10.13	Test Results of FD-47 evaluation performed by Intertek on October 7, 2010
21.1	List of Subsidiaries
99.1

Fuel Doctor, LLC Consolidated Financial Statements as of December 31, 2010 and 2009 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2011 and incorporated herein by reference)

99.2

Fuel Doctor, LLC Consolidated Financial Statements as of June 30, 2011 and 2010 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on November 14, 2011 and incorporated herein by reference)

99.3

Pro Forma Financial Statements as of and for the six months ended June 30, 2011 and as of and for the year ended December 31, 2010 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on November 14, 2011 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL DOCTOR HOLDINGS, INC.

Date: January 18, 2012	By:	/s/ Mark Soffa
Mark Soffa
Chief Executive Officer